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                                                                    Exhibit 10.2

     SECOND AMENDMENT AND RESTATEMENT DATED AS OF AUGUST 24, 2005 OF THE FIRST AMENDMENT OF THE DIVESTITURE AGREEMENT DATED AS OF DECEMBER 24, 2004.

                                    RECITALS

     This SECOND AMENDMENT AND RESTATEMENT OF THE DIVESTITURE AGREEMENT (the "Second Amendment") is entered into as of the 24th day of August 2005, by and among WiderThan Co., Ltd., a Korean corporation ("WTC"), WiderThan Americas, Inc., a Delaware corporation ("WTA"), i-Hatch Ventures, L.P., a Delaware limited partnership ("i-Hatch"), General Atlantic Partners 64, L.P., a Delaware limited partnership ("General Atlantic"), SK Telecom Co., Ltd., a Korean corporation ("SKT"), Tae Won Chey, a resident of Korea ("Mr. Chey"), and Nokia Venture Partners II, L.P., a Delaware limited partnership ("Nokia").

     WHEREAS, in connection with the acquisition of WiderThan Americas, Inc. (formerly known as Ztango) by WTC, the parties hereto previously entered into that certain Agreement dated October 8, 2004, relating to the sale of shares of common stock of WTC by Mr. Chey, which was subsequently amended on December 24, 2004 (the "First Amendment of the Divestiture Agreement"); and

     WHEREAS, the parties to the First Amendment of the Divestiture Agreement, desire to amend and fully restate it as provided herein;

     NOW, THEREFORE, BE IT RESOLVED, that the First Amendment of the Divestiture Agreement is amended and restated in its entirety as follows:

     SECTION 1. AGREEMENTS WITH RESPECT TO CHANGE OF CONTROL TRANSACTIONS.

     (a) WTC Agreements with respect to Change of Control Transactions.

     Except in the circumstances described in Section 2 below, WTC agrees that it shall not take any action, waive any right or otherwise seek to complete or directly facilitate a Change of Control Transaction (as defined below) without providing SKT with the opportunity to exercise a right of first refusal with respect to the proposed transaction in the manner set forth in Section 3 below.

     (b) Investor Agreements with respect to Change of Control Transactions.

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     Except in the circumstances described in Section 2 below, each Investor (as defined below) agrees that it will not take any action (including the exercise of any shareholder vote), waive any right or otherwise seek to complete or directly facilitate a transaction which, singly or together with other than anticipated concurrent or substantially concurrent transactions of WTC or the other Investors, results in the occurence, when viewed in the aggregate, of a Change of Control Transaction without providing (or as the case may be, voting with WTC and the other Investors to provide) SKT with the opportunity to exercise a right of first refusal with respect to the proposed transaction or transactions in the manner set forth in Section 3 below.

     SECTION 2. EXEMPTIONS.

     (a) The agreements set forth in Section 1 above shall not apply to (i) any transaction completed after December 31, 2007, or (ii) any transaction or proposed transaction which is not within the control of WTC or the Investors, as the case may be, or (iii) any transaction occurring after a Change of Control (as defined below).

     (b) For the avoidance of doubt, the provisions of this Agreement shall not modify, waive or otherwise affect the rights of the parties hereto arising under the Investor Rights Agreement dated as of December 28, 2004, as amended, including with respect to restrictions on transfers of designated common shares of WTC acquired by the Investors in October 2004.

     (c) For the avoidance of doubt, the provisions of this Agreement are not intended to restrict (i) the offer, issuance, sale or transfer of securities of WTC or other persons or (ii) voting rights in respect of equity securities of WTC, unless any such transaction (or series of concurrent or substantially concurrent transactions) or shareholder vote (to the extent determined in the affirmative) will result in a Change of Control.

     Section 3. Right of First Refusal Procedures.

     (a) SKT's Right of First Refusal.

     Prior to entering into any Change of Control Transaction, WTC shall deliver an Intent Notice (as defined below) to SKT, with a copy to the Investors (the "Sellers"). SKT shall have the right to elect (such election to be communicated to the WTC in writing), within 20 business days after its receipt of an Intent Notice, to purchase, or designate an affiliate of SKT to purchase, all (but not less than all) of the Change of Control Consideration, upon the terms and provisions of sale contained in the Intent Notice, by written notice to the WTC (the "Control Transaction ROFR"). The closing shall then be held no later than the later of: (i) [45] business days following the receipt by SKT of the original Intent Notice; or (ii) [30] business days after a cash valuation has been made pursuant to paragraph (b) below (if any part of such consideration is other than cash, evidence of indebtedness or Liquid Securities).

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     (b) Valuation of Consideration.

     If the Change of Control Consideration as specified in the Intent Notice is payable in property other than cash, cancellation of indebtedness or Liquid Securities, SKT shall have the right to pay such purchase price in the form of cash equal in amount to the present value of such property. If the Sellers and SKT cannot agree on such cash value within 15 business days after the receipt of the Intent Notice, the valuation shall be made by an appraiser of recognized standing selected by the Sellers and SKT or, if they cannot agree on an appraiser within 20 business days after the receipt of such Intent Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. Upon the ultimate determination of the cash value of such non-cash consideration, SKT shall have 5 business days to exercise its right of first refusal pursuant to paragraph (a) above. Any costs incurred in connection with the valuation of such non-cash consideration for the purposes of this Section 3 shall be borne equally by WTC and SKT.

     For the avoidance of doubt, if the purchase price for the Change of Control Consideration is payable in part or in whole in the form of Liquid Securities, the number of business days specified in paragraph (a) above shall remain unchanged notwithstanding any change in the value of the Liquid Securities after the date of receipt of the Intent Notice and SKT shall only be required to pay such purchase price in the form of cash equal in amount to the publicly quoted value of such Liquid Securities on the date of receipt of the Intent Notice (or if such date is not a business day, on the immediately preceding business day).

     (c) Effect of Failure to Exercise the Right of First Refusal.

     If SKT shall fail to exercise its right of first refusal as provided in paragraph (a) above, then WTC or the Investors, as the case may be, may enter into and complete the Change of Control Transaction at the price and on the terms specified in the Intent Notice or at a higher price (and at an equivalent or less favorable terms than were offered to SKT); provided, however, that (x) issuances, sales or transfers pursuant to this paragraph (c) must be consummated within [60] business days after the expiration of SKT's Control Transaction ROFR and (y) any fluctuations in the value of the Liquid Securities from the date of the Intent Notice (or if such date is not a business day, on the immediately preceding business day) shall not be deemed to constitute changes to the terms of the transaction.

     (d) Waiver.

     The Control Transaction ROFR may be waived in full or in part, in writing at any time by SKT. WTC may provide notice to SKT of planned or present

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discussions with specific counterparty(s) in connection with a Change of Control
Transaction. Upon receipt of such notice, SKT may elect to waive its Control Transaction ROFR with respect to the specific counterparty(s) for a specified period.

     Section 4. Definitions.

     The following capitalized terms used herein shall have the meanings set forth below:

     (a) "Asset" means any tangible or intangible property owned or controlled by WTC, including, but not limited to, cash, securities, inventory, equipment, real estate, trademarks, trade secrets, inventions, business contract or business relationship of WTC.

     (b) "business day" means any day other than a Saturday, Sunday or a banking holiday in Seoul, Korea or in New York, New York.

     (c) "Change of Control" means after the date hereof (i) any time at which any person or group of affiliated persons (other than SKT and its affiliates) shall directly or indirectly acquire more than a majority of the voting power of the outstanding voting common equity securities of WTC or any successor entity, or (ii) a sale, transfer, lease, assignment, conveyance, exchange or other disposition of all or substantial parts of the consolidated Assets of WTC.

     (d) "Change of Control Consideration" shall consist of any securities, assets, any other tangible or intangible property, or any other right or option that is proposed to be issued, sold, granted or otherwise transferred by WTC and/or the Investors, as the case may be, in connection with a Change of Control Transaction.

     (e) "Change of Control Transaction" means any single transaction or series of concurrent or substantially concurrent transactions resulting in or causing a Change of Control by means of any of (i) a merger, amalgamation, share exchange or consolidation, or (ii) the issuance, sale or transfer of securities.

     (f) "Investor" means the signatories hereto (other than WTC, WTA and SKT) and their successors from time to time.

     (g) "Liquid Securities" means securities listed and traded on the New York Stock Exchange, London Stock Exchange, Korea Stock Exchange, or quoted on The NASDAQ Stock Market's National Market System, or on other similar exchanges where such securities are listed and traded in each case with an average daily trading volume of not less than US$500,000 (or the equivalent thereof).

     (h) "Intent Notice" means a written notice that includes a detailed description of the proposed Change of Control Transaction, including without limitation, the Change of Control Consideration, the general terms upon which

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WTC or the Investors propose to engage in a Change of Control Transaction and name of each prospective transferee.

     Section 5. General.

     (a) Governing Law.

     This Agreement shall be governed by and construed in accordance with Korean law.

     (b) Notices.

     Notices shall be delivered to the parties hereto by confirmed telefacsimile or physical delivery, as the case may be, to the facsimile numbers and addresses indicated on the signature pages hereto. Notices shall become effective upon receipt.

     (c) Counterparts; Effectiveness.

     This Agreement may be signed in counterparts and shall take effect upon the execution of all counterparts hereto.

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     In Witness Whereof, the parties hereto have duly authorized, executed and delivered this Agreement as of the date first above written.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

WIDERTHAN CO., LTD.                     MR. TAE WON CHEY


By /seal/ Sang Jun Park                 /s/ Tae Won Chey
   ----------------------------------   ----------------------------------------
   Sang Jun Park
   Representative Director


SK TELECOM CO., LTD.                    I-HATCH VENTURES, L.P.
                                        By: i-Hatch Ventures, LLC,
                                        its General Partner


By /seal/ Shin Bae Kim                  By /s/ Andrew Sutton
   ----------------------------------      -------------------------------------
Name: Shin Bae Kim                      Name: Andrew Sutton
Title: President                        Title: CFO


GENERAL ATLANTIC PARTNERS 64, L.P.      WIDERTHAN AMERICAS, INC. (FORMERLY KNOWN
                                        AS ZTANGO)

By: General Atlantic LLC,
    its General Partner


By /s/ Matthew Nimetz                   By /s/ Vernon Poyner
   ----------------------------------      -------------------------------------
Name: Matthew Nimetz                       Vernon C. Poyner
Title: Managing Director                   Chief Executive Officer


NOKIA VENTURE PARTNERS II, L.P.


By: /s/ David Jaques
    ---------------------------------
    David Jaques,
    CFO